Exhibit 10.1

September 9, 2005
The Board of Directors
ShopKo Stores, Inc.
700 Pilgrim Way
Green Bay, Wisconsin 54304
RE: First Amendment to Agreement and Plan of Merger (“Amendment”)
Ladies and Gentlemen:
     We refer to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Badger Retail Holding, Inc. (“Parent”), Badger Acquisition Corp. (“Acquisition Sub”) and ShopKo Stores, Inc. (the “Company”) dated as of April 7, 2005. The parties to the Merger Agreement wish to amend the Merger Agreement on the terms set forth herein, and to clarify certain matters with respect to the transactions contemplated in the Merger Agreement. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.
     In consideration of the warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:
     1. Section 2.7 of the Merger Agreement is hereby amended by deleting the reference to “$24.00” in the first sentence thereof, and inserting “$25.00” in its place.
     2. Section 7.1 of the Merger Agreement is hereby amended by deleting clause (h) in its entirety, and inserting the following in its place:
     “(h) by the Company if the Company Board makes a Company Subsequent Determination in accordance with the terms of Section 5.4(c), and the Company

The Board of Directors
September 9, 2005

prior to or concurrently with such termination pays to Parent in immediately available funds the Termination Fee.”
     3. Section 7.3(a) of the Merger Agreement is hereby amended as follows:
          (a) by deleting the first paragraph of Section 7.3(a) in its entirety up to, but not including Section 7.3(a)(i), and inserting the following in its place:
     “(a) The Company agrees to reimburse Parent (or its designees) for all documented out-of-pocket expenses of Parent and its Affiliates (other than any such expenses paid or payable by Parent or any of its Affiliates to any Affiliate of Parent), including fees and expenses of financial advisors, outside legal counsel, accountants, experts and consultants, incurred by Parent and its Affiliates or on their respective behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (collectively, “Expenses”), up to a maximum amount of $13.5 million, if this Agreement is terminated:”
     (b) by deleting the phrase “, and on or before the date of any such termination described in this clause (iv), an Acquisition Proposal shall have been publicly announced, disclosed or otherwise communicated to the Special Committee or the Company Board” in Section 7.3(a)(iv).
     4. Section 7.3(b) of the Merger Agreement is hereby amended as follows:
     (a) by deleting the reference to “$27 million” in Section 7.3(b)(x), and inserting “$13.5 million” in its place; and
     (b) by deleting Section 7.3(b)(x)(iii) in its entirety and inserting the following in its place:
     “(iii) by the Company, Parent or Acquisition Sub pursuant to Section 7.1(b) or Section 7.1(d), and within twelve (12) months of such termination, the Company Board shall have recommended, the Company shall have entered into a definitive agreement with respect to, or the Company shall have consummated, a Company Alternative Transaction or a Company Alternative Transaction shall have occurred (in each case, with references to “20%” in clauses (i), (ii) and (iii) of the definition of Company Alternative Transaction” deemed to be “50.1%”); or”.

The Board of Directors
September 9, 2005

     5. Section 7.3(b)(x)(iv) is hereby amended by deleting “; or” at the end thereof and inserting a period.
     6. Section 7.3(b)(x)(v) is hereby deleted in its entirety.
     7. Section 7.3(b)(y) is hereby amended by deleting the reference to “$15 million” and inserting “$13.5 million” in its place.
     8. The Company represents and warrants to Parent and Acquisition Sub as follows:
          (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Wisconsin.
          (b) The Company has the requisite corporate power and authority to execute and deliver this Amendment and (subject to receipt of the Company Shareholder Approval) to perform its obligations hereunder. The execution and delivery of this Amendment and the performance of its obligations hereunder have been duly and validly authorized by all necessary corporate action (subject to receipt of the Company Shareholder Approval). This Amendment has been duly executed and delivered by the Company, and constitutes, assuming due authorization, execution and delivery of this Amendment by Parent and Acquisition Sub, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     9. Each of Parent and Acquisition Sub hereby jointly and severally represents and warrants to the Company as follows:
          (a) Each Acquiror Entity is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
          (b) Each Acquiror Entity has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery of this Amendment and the performance of its obligations hereunder have been duly and validly authorized, and this Amendment has been approved and adopted by the Board of Directors of each Acquiror Entity, and no other corporate proceedings on the part of either Acquiror Entity are necessary to authorize the execution, delivery and performance of this Amendment. Concurrently with the execution of this Amendment, Parent, as the

The Board of Directors
September 9, 2005

sole shareholder of Acquisition Sub, is approving this Amendment and the transactions contemplated hereby, including the Merger. This Amendment has been duly executed and delivered by each Acquiror Entity and constitutes, assuming due authorization, execution and delivery of this Amendment by the Company, a valid and binding obligation of each Acquiror Entity, enforceable against each Acquiror Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     10. For the avoidance of doubt, from and after the date of this Amendment, references in the Merger Agreement to the “Agreement” or any provision thereof shall be deemed to refer to the Merger Agreement or such provision as amended hereby unless the context otherwise requires, and references in the Merger Agreement to the “date hereof” or the “date of this Agreement” shall be deemed to refer to April 7, 2005.
     11. The provisions of the Merger Agreement set forth in Sections 8.2, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10 and 8.12 are incorporated herein by reference, and are deemed to be part of this Amendment.
     12. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Merger Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which shall continue in full force and effect.

The Board of Directors
September 9, 2005

Please indicate your agreement with the forgoing by executing two copies of this Amendment and returning one copy to the undersigned.

Yours truly,

BADGER RETAIL HOLDING, INC.

By:	/s/ Michael S. Israel

Name: Michael S. Israel
Title: Secretary and Treasurer

BADGER ACQUISITION CORP.

By:	/s/ Michael S. Israel

Name: Michael S. Israel
Title: Secretary and Treasurer
Agreed to and acknowledged by this 9th day of September, 2005:

SHOPKO STORES, INC.

By:	/s/ Steven R. Andrews
Name: Steven R. Andrews
Title: Senior Vice President Law and Human Resources